As filed with the Securities and Exchange Commission on January 19, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metaldyne Performance Group Inc.

MPG Holdco I Inc.

(Exact Name of Registrant as Specified in Its Charter)

(See table of additional registrants)

Delaware Delaware	47-1420222 47-1982408
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Towne Square

Suite 550

Southfield, MI 48076

(248) 727-1829

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark Blaufuss

Chief Financial Officer

Carol Creel

General Counsel and Secretary

One Towne Square

Suite 550

Southfield, MI 48076

(248) 727-1829 (Phone)

(248) -281-1934

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Alexander D. Lynch, Esq.

Faiza N. Rahman, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Primary Offering:
Common Stock, par value $0.001 per share	(1)(2)	(1)(2)	(3)	—
Preferred Stock, par value $0.001 per share	(1)(2)	(1)(2)	(3)	—
Debt securities(5)	(1)(4)	(1)(4)	(3)	—
Guarantees of Debt Securities(5)	(1)	(1)	(3)	—
Warrants	(1)	(1)	(3)	—
Units	(1)	(1)	(3)	—
Total Primary Offering			$300,000,000(6)	$30,210(7)
Secondary Offering:
Common Stock, par value $0.001 per share	53,187,376(2)	(7)(2)	$748,878,254.08(9)	$75,412.04(10)
Total Registration Fee (Primary and Secondary)			$1,048,878,254.08	$105,622.04

(1)	There is being registered hereunder an indeterminate number of shares of common stock, $0.001 par value (the “Common Stock”) and preferred stock, $0.001 par value (the “Preferred Stock”) that may be issued by the registrant at various times and at indeterminate prices and an indeterminate principal amount of debt securities, guarantees of debt securities, warrants, and units that may be issued by the registrant at various times and at indeterminate prices. The proposed amount to be registered and the maximum aggregate offering price per unit of Common Stock, Preferred Stock, debt securities, guarantees of debt securities, warrants, and units will be determined from time to time by the registrant in connection with the issuance by the registrant.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Common Stock and Preferred Stock being registered hereunder include such indeterminate number of shares of Common Stock and Preferred Stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(3)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(4)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any registered securities previously issued.
(5)	Debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants, including Metaldyne Performance Group Inc., MPG Holdco I Inc. and those listed under “Table of Additional Registrants.” No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.
(6)	With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $300,000,000.
(7)	Calculated in accordance with Rule 457(o) under the Securities Act.
(8)	With respect to the secondary offering, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the shares of Common Stock on January 15, 2016 of $14.08, as reported on the New York Stock Exchange.
(10)	Calculated in accordance with Rule 457(a) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ASP Grede AcquisitionCo LLC	Delaware	46-5262890
ASP Grede Intermediate Holdings LLC	Delaware	46-5236694
ASP HHI Acquisition Co., Inc.	Delaware	46-0960591
ASP HHI Holdings, Inc.	Delaware	46-0950155
ASP HHI Intermediate Holdings II, Inc.	Delaware	46-0930921
ASP HHI Intermediate Holdings, Inc.	Delaware	46-0938599
ASP MD Holdings, Inc.	Delaware	46-1221703
ASP MD Intermediate Holdings II, Inc.	Delaware	46-1212382
ASP MD Intermediate Holdings, Inc.	Delaware	46-1201937
Bearing Holdings, LLC	Delaware	61-1754310
Citation Lost Foam Patterns, LLC	Delaware	27-1678991
Cloyes Acquisition Company	Delaware	41-2098630
Cloyes Gear and Products, Inc.	Ohio	34-0680655
Cloyes Gear Holdings, LLC	Delaware	27-1251882
Forging Holdings, LLC	Delaware	35-2525415
Gearing Holdings, LLC	Delaware	37-1776445
Grede Holdings LLC	Delaware	27-1652192
Grede II LLC	Delaware	27-1678991
Grede LLC	Delaware	27-1248417
Grede Machining LLC	Delaware	27-3923156
Grede Wisconsin Subsidiaries LLC	Wisconsin	39-1535863
GSC RIII-Grede LLC	Delaware	27-1825881
Hephaestus Holdings, LLC	Delaware	41-2184344
HHI Forging, LLC	Delaware	41-2184347
HHI Formtech Holdings, LLC	Delaware	27-1086215
HHI Formtech, LLC	Delaware	27-0616933
HHI Funding II, LLC	Delaware	27-1136210
HHI Holdings, LLC	Delaware	26-2752467
Impact Forge Group, LLC	Delaware	20-5095432
Impact Forge Holdings, LLC	Delaware	20-5095539
Jernberg Holdings, LLC	Delaware	41-2184353
Jernberg Industries, LLC	Delaware	41-2184354
Kyklos Bearing International, LLC	Delaware	26-1979555
Kyklos Holdings, LLC	Delaware	26-1979519
MD Investors Corporation	Delaware	80-0439981
Metaldyne BSM, LLC	Delaware	27-0951584
Metaldyne M&A Bluffton, LLC	Delaware	27-0951678
Metaldyne Powertrain Components, Inc.	Delaware	27-0951786
Metaldyne Sintered Ridgway, LLC	Delaware	27-0951522
Metaldyne SinterForged Products, LLC	Delaware	27-0951460
Metaldyne, LLC	Delaware	27-0951240
Punchcraft Machining And Tooling, LLC	Delaware	27-1056645
Shop IV Subsidiary Investment (Grede), LLC	Delaware	27-1776073
The Mesh Company, LLC	Arkansas	62-1668155

The address, including zip code, and telephone number, including area code, of each Additional Registrant’s principal executive offices is: c/o One Towne Square, Suite 550, Southfield, MI 48076, (248) 727-1829.

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is: Carol Creel, General Counsel and Secretary, Metaldyne Performance Group Inc., One Towne Square, Suite 550, Southfield, MI 48076, (248) 727-1829.

The information in this prospectus is not complete and may be changed. We or the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 19, 2016

PROSPECTUS

$300,000,000

Metaldyne Performance Group Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Guarantees of Debt Securities

MPG Holdco I Inc.

Debt Securities

Guarantees of Debt Securities

Selling Stockholders

53,187,376 Shares of Common Stock

We, Metaldyne Performance Group Inc., may from time to time, in one or more offerings, offer and sell (i) common stock, (ii) preferred stock, (iii) debt securities, which may be senior debt securities or subordinated debt securities, (iv) warrants, and (v) units or any combination of these securities. MPG Holdco I Inc., our wholly owned subsidiary, may from time to time, offer and sell debt securities that will be fully and unconditionally guaranteed by Metaldyne Performance Group Inc. Certain of our subsidiaries may guarantee debt securities offered and sold by Metaldyne Performance Group Inc. or MPG Holdco I Inc. Specific terms of these securities will be provided in supplements to this prospectus. The aggregate offering price of all securities sold by Metaldyne Performance Group Inc. or MPG Holdco I Inc. under this prospectus will not exceed $300,000,000.

In addition, the selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 53,187,376 shares of common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on New York Stock Exchange under the symbol “MPG.” On January 15, 2016, the closing price of our common stock was $14.33 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to investors, in amounts, at prices, and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer the securities. Any prospectus supplement may also add, update, or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Investing in these securities involves risks that are described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2016

You should rely only on the information contained in this prospectus or in any free-writing prospectus we may authorize to be delivered or made available to you. Neither we, the selling stockholders, nor the underwriters (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders, nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters (or any of our or their respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date on the front cover page of this prospectus. Our business, financial condition, results of operations, and prospectus may have changed since that date.

Unless the context otherwise indicates, the terms “MPG,” the “Company,” “we,” “us,” and “our” used in this prospectus refer to Metaldyne Performance Group Inc. and all of its subsidiaries (including MPG Holdco I Inc.), and the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $300,000,000 in total aggregate offering price of any combination of the securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 53,187,376 shares of our common stock. This prospectus provides you with a general description of the securities we or a selling stockholder may offer. Each time we or the selling stockholders offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update, or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other reports filed with the Securities and Exchange Commission, in materials delivered to stockholders, and in press releases. In addition, our representatives may from time to time make oral forward-looking statements.

This prospectus contains or incorporates by reference forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this prospectus or incorporated by reference herein are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, the documents incorporated by reference herein, and the documents that we have filed as exhibits hereto and thereto, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control), and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this prospectus or incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015;

•	Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders which was filed with the SEC on May 15, 2015 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2015, June 28, 2015, September 27, 2015 which were filed with the SEC on May 11, 2015, August 4, 2015 and November 3, 2015, respectively;

•	Current Reports on Form 8-K which were filed with the SEC on May 11, 2015, May 12, 2015, June 16, 2015, November 3, 2015, December 9, 2015 and December 23, 2015 and the amended current report on form 8-K/A filed on November 3, 2015;

•	Consolidated financial statements of Metaldyne Performance Group Inc., MD Investors Corporation, Grede Holdings LLC and unaudited condensed consolidated financial statements of Grede Holdings LLC and, in each case, the notes thereto, as applicable, included in the registration statement on Form S-4, as amended (File No. 333-203772) filed with the SEC; and

•	The description of our common stock contained in the registration statement on Form 8-A which was filed with the SEC on December 5, 2014, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Metaldyne Performance Group Inc.

One Towne Square, Suite 550

Southfield, MI 48076

Telephone: (248) 727-1829

Attn: Investor Relations

ABOUT METALDYNE PERFORMANCE GROUP INC.

Our Business

We are a leading provider of components for use in engine, transmission and driveline (“Powertrain”), and chassis, suspension, steering, and brake component (“Safety-Critical”) Platforms for the global light, commercial, and industrial vehicle markets. We produce these components using complex, metal-forming manufacturing technologies and processes for a global customer base of vehicle Original Equipment Manufacturers (“OEMs”) and tier 1 suppliers. Our components help OEMs meet fuel economy, performance, and safety standards. Our metal-forming manufacturing technologies and processes include aluminum casting, cold, warm or hot forging, iron casting, and powder metal forming, as well as value-added precision machining and assembly. These technologies and processes are used to create a wide range of customized Powertrain and Safety-Critical components that address requirements for power density (increased component strength to weight ratio), power generation, power / torque transfer, strength and noise, vibration, and harshness characteristics of vehicles.

We were incorporated in Delaware on June 9, 2014. Our business was formed through the combination of three metal-forming technology manufacturing companies, ASP HHI Holdings, Inc. (together with its subsidiaries, “HHI”), ASP MD Holdings, Inc. (together with its subsidiaries, “Metaldyne”), and ASP Grede Intermediate Holdings LLC (together with its subsidiaries, “Grede”) on August 4, 2014. Each of the three operating groups was owned primarily by certain private equity funds affiliated with American Securities LLC (together with its affiliates, “American Securities”). American Securities acquired its interest in HHI in October 2012, Metaldyne in December 2012, and Grede in June 2014. Our principal executive offices are located at One Towne Square, Suite 550, Southfield, MI 48076. Our telephone number at our principal executive offices is (248) 727-1829. Our corporate website is www.mpgdriven.com. The information that appears on our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the SEC and in any Quarterly Report on Form 10-Q filed subsequent hereto, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt, and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings.

	Nine Months Ended September 27, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Successor Period 2012(a)	Predecessor Period 2012(a)	Year Ended December 31, 2011	Year Ended December 31, 2010
Ratio of Earnings to Fixed Charges	2.79x	1.54x	2.23x	—	—	3.20x	3.80x

(a)	The Company had a deficiency of earnings to fixed charges for the Predecessor Period 2012 and the Successor Period 2012 of $36.7 million and $47.1 million, respectively.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 53,187,376 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Any selling stockholders will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of January 19, 2016: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Common Stock			Percentage Of Common Stock Beneficially Owned upon Completion of this Offering(2)
Name of Selling Stockholders	Beneficially Owned as of January 19, 2016(1)	Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)
ASP MD Investco LP(2)	51,365,358	51,365,358	—	—
George Thanopoulos	1,392,195	1,392,195	—	—
Mark Blaufuss	38,298	38,298	—	—
Douglas Grimm	93,830	93,830	—	—
Nick Bhambri	19,090	19,090	—	—
Jeffrey Stafeil	5,725	5,725	—	—
Russell Bradley	16,710	16,710	—	—
Thomas Amato	256,170	256,170	—	—

(1)

We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus.

Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(2)	Represents shares held by ASP MD Investco LP, a Delaware limited partnership. American Securities Partners VI, L.P., American Securities Partners VI(B), L.P., American Securities Partners VI(C), L.P., and American Securities Partners VI(D), L.P. (collectively, the “Sponsors”), are collectively owners of more than 99% of the limited partnership interests of ASP MD Investco LP. The following persons may be deemed having voting or investment power with respect to shares of our common stock beneficially owned by ASP MD Investco LP: (i) David Horing and Michael G. Fisch, in their capacities as the managing members of American Securities Associates VI, LLC, the general partner of each of the Sponsors, and (ii) Michael G. Fisch, in his capacity as trustee of The Michael G. Fisch 2006 Revocable Trust, the manager of ASCP, LLC, the managing member of American Securities LLC, which in turn is (A) the provider of investment advisory services to each Sponsor and (B) the owner of 100% of the issued and outstanding shares of ASP Manager Corp., the general partner of ASP MD Investco LP. Such individuals disclaim beneficial ownership of the shares of common stock held by ASP MD Investco, LP, except to the extent of their pecuniary interests therein. The address for ASP MD Investco LP is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation, amended and restated bylaws, and other rights of holders of our capital stock, including our Stockholders’ Agreement (defined herein) as currently in effect. We refer you to our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders’ Agreement, copies of which are incorporated by reference herein.

Authorized Capitalization

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 67,921,453 shares of common stock and no shares of preferred stock are issued and outstanding as of January 13, 2016.

Common Stock

Holders of our common stock are entitled to the following rights.

Voting Rights

Directors are elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of common stock. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

Holders of common stock share equally in any dividend declared by our board, subject to the rights of the holders of any outstanding preferred stock.

We have paid and intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements, business prospects, and other factors that our Board of Directors may deem relevant. Future agreements may also limit our ability to pay dividends.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution, or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid, and nonassessable.

Preferred Stock

Our board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights, and liquidation preference, and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Registration Rights

Our existing stockholders have certain registration rights with respect to our common stock pursuant to a stockholders’ agreement, described below.

Stockholders’ Agreement

We entered into a Stockholders’ Agreement on August 4, 2014 (the “Stockholders’ Agreement”) that governs our relationship with certain of our stockholders, and which prescribes the rights and restrictions of each stockholder party thereto. The provisions in the Stockholders’ Agreement that provide for limitations on transfers (including, among others, the limitations on a minority investor transferring his or her shares, the right of first offer, tag-along rights, drag-along rights, and participation rights) terminated in connection with our initial public offering. In addition, certain provisions that provide for purchase of minority shares of our common stock upon termination of employment of a minority investor also terminated at that time. All provisions in the Stockholders’ Agreement will terminate upon the sale of all or substantially all of the assets or equity interests in MPG to a third party, whether by merger, consolidation, sale of assets or securities, or otherwise.

The Stockholders’ Agreement provides demand registration rights to American Securities. In connection with any registration effected pursuant to the terms of the Stockholders’ Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees, and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages, and liabilities with respect to each registration effected pursuant to the Stockholders’ Agreement.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our amended and restated certificate of incorporation provides that our board is such number as may be fixed from time to time by resolution of at least a majority of our board of directors then in office and that our board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Class I currently consists of three directors, Class II currently consists of three directors, and Class III currently consists of two directors. Our board currently consists of eight directors.

The classification of our board could make it more difficult for a third-party to acquire, or discourage a third party from seeking to acquire, control of our company.

One of our directors, Michael G. Fisch, President and CEO of American Securities, may be deemed to have voting or investment power with respect to the shares of our common stock beneficially owned by ASP MD Investco LP. Kevin Penn and Loren Easton, two of our directors, are affiliates of American Securities. We have entered into indemnification agreements with Messrs. Fisch, Penn, and Easton in their capacity as directors of our board.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our board or upon the request of the chairman of our board of directors. In addition, for so long as, and only if, American Securities beneficially own at least a majority of the then outstanding shares of our common stock, American Securities may call a special meeting of the stockholders. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board or a committee of our board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless American Securities owns at least a majority of our outstanding common stock, or the action to be taken by written consent of stockholders and the taking of this action by written consent has been unanimously recommended in advance by our board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent, or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law, as amended (“DGCL”)

Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the

DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation (including as it may be amended from time to time), or our bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or our bylaws, or (v) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that directors appointed by American Securities do not have any obligation to offer us an opportunity to participate in business opportunities presented to American Securities even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, American Securities will not be liable to us or our stockholders for breach of any duty by reason of any such activities.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MPG.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms and provisions of the debt securities, including the guarantees of any debt securities, that we may issue. Debt securities may be issued by either Metaldyne Performance Group Inc. or MPG Holdco I Inc. When describing any debt securities, references to “we,” “our,” and “us” refer to the issuer of those debt securities, unless the context requires otherwise. We may offer secured or unsecured debt securities which may be senior, subordinated, or junior subordinated and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement, or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated, or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue, and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in parting the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security, and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms, and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase, or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of our properties and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation, trust, limited partnership, or limited liability company organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	the surviving entity shall expressly assume, by supplemental indenture which shall be in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to the transaction or series of transactions on a pro forma basis, no Default or Event of Default, shall have occurred and be continuing; and

•	we or the surviving entity, as applicable, shall have delivered to the Trustee an officer’s certificate, as defined in the applicable indenture, stating that (y) the transaction or series of transactions and such supplemental indenture, if any, complies with the merger covenant in the applicable indenture and (z) all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of the principal of, or premium, if any, on any debt security of that series when it becomes due and payable at maturity;

•	default in the payment of interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the performance of or breaches of any other covenant or agreement by us in the applicable indenture with respect to any debt security of that series or in the debt securities of that series (other than concerning payment of principal, premium or interest) and such default or breach continues for a period of 90 consecutive days or more after we receive written notice from the Trustee or after we and the Trustee receive written notice from the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby as provided in the applicable indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency, or liquidation concerning us; and

•	any other Event of Default provided with respect to debt securities of that series pursuant to the applicable indenture and as described in the applicable prospectus supplement.

Debt Guarantees

Debt securities issued by Metaldyne Performance Group Inc. may be guaranteed by substantially all of our wholly-owned domestic subsidiaries. Debt securities issued by MPG Holdco I Inc. will be fully and unconditionally guaranteed by Metaldyne Performance Group Inc. and may be guaranteed by substantially all of its wholly-owned domestic subsidiaries. If debt securities are guaranteed, such guarantee will be set forth in the applicable Indenture or a supplemental indenture.

Payments with respect to guarantees of our senior subordinated debt securities and subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to our senior subordinated debt securities and subordinated debt securities are subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

DESCRIPTION OF WARRANTS

The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC promptly after the offering of any warrants and will be available as described under the heading “Where You Can Find More Information” in this prospectus.

We may issue warrants to purchase debt securities, common stock, preferred stock, or other securities. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number, and terms of the debt securities, common stock, preferred stock, or other securities or rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted; the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit, or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise, or redemption of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of MPG.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

The following description of the units and any applicable underlying security or pledge or depository arrangements summarizes certain general terms that will apply to the applicable agreements. The description is not complete, and we refer you to the applicable agreements, which will be filed with the SEC promptly after the offering of any units and will be available as described under the heading “Where You Can Find More Information” in this prospectus.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement relating to any units we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the units. These terms will include some or all of the following:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We are registering shares of our common stock, shares of our preferred stock and debt securities, which may be senior debt securities or subordinated debt securities, with an aggregate offering price not to exceed $300.0 million, to be sold by us under a “shelf” registration process.

In addition, on behalf of the selling stockholders, we are registering 53,187,376 shares of our common stock for resale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees, or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution, or other transfer after the date of this prospectus. If we or a selling stockholder offer any securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We and/or a selling stockholder may sell the securities in any of the following ways (or in any combination) from time to time:

•	to or through underwriters, brokers, or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and/or to the selling stockholders, as the case may be, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We or the selling stockholders may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders, as applicable, may sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us or the selling stockholders in amounts to be negotiated immediately prior to the sale.

In connection with the sale of the securities or otherwise, we or the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We or the selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities.

Any underwriters, broker-dealers, or agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us and the selling stockholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the New York Stock Exchange under the symbol “MPG.”

Agents, broker-dealers, and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers, and underwriters or their affiliates may be customers of, engage in transactions with, or perform services for us or the selling stockholders (or their affiliates) in the ordinary course of business. We and the selling stockholders may also use underwriters or other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of us, the selling stockholders, and their affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we and/or the selling stockholder may sell the securities offered, including shares of common stock, in compliance with the provisions of Rule 144 or Rule 144A under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us and the selling stockholders by Weil, Gotshal & Manges LLP, New York, New York. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and the period from October 6, 2012 to December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and Deloitte & Touche, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing

The consolidated balance sheet of ASP HHI Holdings, Inc., a subsidiary of and predecessor to the Company, as of December 31, 2013 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the year ended December 31, 2013 (successor), the period from October 6, 2012 through December 31, 2012 (successor), and the period from January 1, 2012 through October 5, 2012 (predecessor), and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Registration Statement on Form S-4, as amended (No. 333-203772), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, comprehensive income, stockholders’ equity (deficit) and cash flows of MD Investors Corporation and its subsidiaries for the 352-day period ended December 17, 2012 and the year ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing

The consolidated financial statements of Grede Holdings LLC and Subsidiaries as of December 29, 2013 and for the year then ended incorporated in this Prospectus by reference to Metaldyne Performance Group Inc.’s Registration Statement on Form S-4 (No. 333-203772) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Grede Holdings LLC and Subsidiaries as of December 30, 2012 and for each of the two years in the period ended December 30, 2012 incorporated in this Prospectus by reference to Metaldyne Performance Group Inc.’s Registration Statement on Form S-4 (No. 333-203772) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee		$105,622.04
FINRA filing fee		157,831.74
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

In connection with any offering under this registration by a selling stockholder, all or a portion of the foregoing expenses may be reimbursed to the registrant by the selling stockholder, as described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Arkansas Registrant: The Mesh Company, LLC is a limited liability company under the laws of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Under Article XII (a) of the Second Amended and Restated Operating Agreement of The Mesh Company, LLC (“The Mesh Company Operating Agreement”), no current or former member, member designee, or officer shall be personally liable for any breach of duty in such person’s capacity as a member, member designee, or officer of the company; provided, however, that the foregoing shall not eliminate or limit the liability of any such person if a judgment or other final adjudication established that such person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or that such person in fact personally gained a financial profit or other advantage to which such person was not legally entitled.

In addition, under Article XII (b) of The Mesh Company Operating Agreement, the company shall, to the fullest extent permitted by Arkansas law, indemnify and hold harmless, and advance expenses to, any current or former member, member designee, or officer against any losses, claims, damages, or liabilities to which they may become subject in connection with the The Mesh Company Operating Agreement or the company’s business or affairs.

The foregoing statements are subject to, and only part of, the detailed provisions of Arkansas law and The Mesh Company Operating Agreement referred to herein.

Delaware Registrants:

Section 145 of the DGCL permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145 of the DGCL further provides that a corporation may indemnify any person who is or was a director, officer, employee, or agent of a corporation or enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL also allows a corporation to provide contractual indemnification to its directors, under which the corporation may be contractually obligated to indemnify the director and advance expenses to the full extent permitted by the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption), or (iv) for any transaction from which a director derived an improper personal benefit.

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(a) ASP HHI Acquisition Co., Inc.; ASP HHI Holdings, Inc.; ASP HHI Intermediate Holdings II, Inc.; ASP HHI Intermediate Holdings, Inc.; ASP MD Holdings, Inc.; ASP MD Intermediate Holdings II, Inc.; ASP MD Intermediate Holdings, Inc.; MD Investors Corporation; Metaldyne Performance Group Inc.; and MPG Holdco I Inc. are incorporated under the laws of Delaware.

The certificate of incorporation of each of ASP HHI Acquisition Co., Inc.; ASP HHI Holdings, Inc.; ASP HHI Intermediate Holdings II, Inc.; ASP HHI Intermediate Holdings, Inc.; ASP MD Holdings, Inc.; ASP MD Intermediate Holdings II, Inc.; ASP MD Intermediate Holdings, Inc.; MD Investors Corporation; Metaldyne Performance Group Inc.; and MPG Holdco I Inc. provides for indemnification of any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. The certificate of incorporation of each entity further provides that a director of each corporation shall not be personally liable either to his or her respective corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.

The bylaws of each of ASP HHI Acquisition Co., Inc.; ASP HHI Holdings, Inc.; ASP HHI Intermediate Holdings II, Inc.; ASP HHI Intermediate Holdings, Inc.; ASP MD Holdings, Inc.; ASP MD Intermediate Holdings II, Inc.; ASP MD Intermediate Holdings, Inc.; MD Investors Corporation; Metaldyne Performance Group Inc.; and MPG Holdco I Inc. provides that each corporation shall, to the fullest extent permitted by applicable law, indemnify and hold harmless, and pay all judgments and claims against each corporation’s (i) board of directors, (ii) individual officers, (iii) individual director, and (iv) individual stockholder or such other persons as described in each corporation’s bylaws, from and against any loss or damage incurred by such indemnified party or by each corporation for any act or omission taken or suffered by such indemnified party in good faith in connection with the purpose and business of each corporation, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act purporting to bind their respective corporation that has not been authorized pursuant to its bylaws or (ii) any act or omission where such indemnified party was grossly negligent or engaged in intentional misconduct.

The indemnification obligations of each the corporations shall be satisfied from and limited to each corporation’s assets, and no stockholder, in such capacity, be subject to personal liability therefor. Expenses incurred by an indemnified party in defense or settlement of any claim that may be subject to a right of indemnification under each corporation’s bylaws, shall be paid by each corporation prior to the final disposition of such action upon receipt of an undertaking, by or on behalf of such indemnified party, to repay such amount to the extent it shall ultimately be determined upon final adjudication that such person is not entitled to be indemnified by his or her respective corporation.

Each corporation may purchase and maintain insurance on behalf of any person against any liability or expense which may be incurred in connection with each corporation’s respective activities. An indemnified party must promptly notify the corporation in writing of the commencement of any investigation, action, suit, arbitration, or other proceeding, if a claim for indemnification in respect thereof is to be made against the corporation. Failure to give such notice shall not relieve any corporation of its obligations under its respective bylaws, except to the extent each corporation is actually prejudiced by such failure to give notice. In case any such proceeding is brought against an indemnified party (other than a derivative suit), the corporation will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. Each corporation will not consent to entry of any judgment or enter into any settlement of such proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect of such proceeding and the related claim.

The rights conferred upon any indemnified party under their respective corporation’s bylaws shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to any such indemnified party who has ceased to be manager, director, or officer and shall inure to the benefit of such indemnified party’s heir, executors, and administrators. With respect to any indemnified party who is employed, retained, or otherwise associated with, or appointed or nominated by a stockholder or any affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor, or agent of the corporation or any of its subsidiaries, the corporation or its subsidiaries shall be primarily liable for all indemnification afforded to such indemnified party acting in such capacity on behalf of or at the request of the corporation or any of its subsidiaries, subject to certain limitations as provided for in the bylaws of each corporation.

The indemnification provisions under each corporation’s bylaws shall be deemed a contract between each corporation and each director of each corporation who serves in such capacity at any time while the bylaws are in effect and the repeal or modification thereof shall not affect any rights or obligations then existing. The indemnification and advancement of expenses provided under each corporation’s bylaws, shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, (ii) continue unto a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, the board of directors of each corporation in its discretion shall have the power, on behalf of its corporation, to indemnify any other person made a party to any action, suit, or proceeding to the extent permitted under the DGCL.

(b) ASP Grede AcquisitionCo LLC and ASP Grede Intermediate Holdings LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of ASP Grede AcquisitionCo LLC and ASP Grede Intermediate Holdings LLC contains no articles, sections or provisions relating to indemnification.

The limited liability company agreement of ASP Grede AcquisitionCo LLC and the second amended and restated limited liability company agreement of ASP Grede Intermediate Holdings each provides that no officer, director, manager, member, shareholder, partner, employee, representative, trustee, or agent of the company or member or any affiliate or spouse of any of the foregoing shall be liable, under any legal or equitable theory of fiduciary duty or other theory of liability, to the company or to any other “covered person” (as defined in the limited liability company agreements) for any losses, claims, demands, costs, damages, or liabilities incurred by reason of any act by reason of any act or omission performed or omitted by such person in good faith on behalf of the company.

Each company shall indemnify, defend, and hold harmless each such indemnified party against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, orders, decrees, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings in which such person may be involved or subject to in connection with the company’s business or affairs and incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company. Each company shall reimburse indemnified parties for reasonable legal and other reasonable out-of-pocket expenses incurred in connection with any such action, provided, however, that such person shall promptly repay of any such reimbursed expenses paid to him or her if it shall be finally judicially determined such person was not entitled to be indemnified by the company. The indemnity obligations of each company shall be satisfied solely out of and to the extent of each company’s assets, and no indemnified person shall have any personal liability on account thereof.

(c) Hephaestus Holdings, LLC; HHI Forging, LLC; Impact Forge Group, LLC; Impact Forge Holdings, LLC; Jernberg Holdings, LLC; Jernberg Industries, LLC; Kyklos Bearing International, LLC; and Kyklos Holdings, LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of Hephaestus Holdings, LLC; HHI Forging, LLC; Impact Forge Group, LLC; Impact Forge Holdings, LLC; Jernberg Holdings, LLC; Jernberg Industries, LLC; Kyklos Bearing International, LLC; and Kyklos Holdings, LLC provides for indemnification, to the fullest extent permitted by applicable law, of any person made party to or threatened to be made party to any action, suit, or proceeding by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of each company, or while such person is or was a director or officer of the company, he or she is or was serving at the request of each company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or nonprofit entity (an “Other Entity”). Such indemnification shall apply against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection therewith. Notwithstanding the foregoing, except as otherwise provided in the articles of organization of each company, each company shall be required indemnify persons seeking indemnification as set forth in their respective articles of organization, in connection with a proceeding commenced by such person seeking indemnification only if the commencement of such proceeding was authorized by the board of each company, respectively.

Expenses incurred in defending any such proceeding in advance of its final disposition will be paid by each company in advance of its final disposition, provided, that to the extent required by applicable law, the payment of such expenses shall only be made upon delivery to the company of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified by each company. Each company’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee, or agent of an Other Entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such Other Entity.

The amended and restated limited liability company agreement of each of Hephaestus Holdings, LLC; HHI Forging, LLC; Impact Forge Group, LLC; Impact Forge Holdings, LLC; Jernberg Holdings, LLC; Jernberg Industries, LLC; Kyklos Bearing International, LLC; and Kyklos Holdings, LLC provides that the managing member of each company shall not be liable, responsible, or accountable, in damages or otherwise, to the company for any act performed with respect to or on behalf of their respective companies. Each company shall indemnify its managing member for any act performed by the managing member on its behalf, as and to the full extent permitted by the Delaware LLC Act. The terms of each company’s limited liability company agreements shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in advance of its final disposition. There shall be a rebuttable presumption that a claimant is entitled to such indemnification and each company shall bear the burden of proving by a preponderance of the evidence that such respective claimant is not so entitled to indemnification.

(d) Bearing Holdings, LLC; Cloyes Gear Holdings, LLC; Forging Holdings, LLC; Gearing Holdings, LLC; HHI Formtech Holdings, LLC; HHI Formtech, LLC; HHI Funding II, LLC; and HHI Holdings, LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of Bearing Holdings, LLC; Cloyes Gear Holdings, LLC; Forging Holdings, LLC; Gearing Holdings, LLC; HHI Formtech Holdings, LLC; HHI Formtech, LLC; HHI Funding II, LLC; and HHI Holdings, LLC contains no articles, sections or provisions relating to indemnification.

The amended and restated limited liability company agreement of Bearing Holdings, LLC; Cloyes Gear Holdings, LLC; Forging Holdings, LLC; Gearing Holdings, LLC; HHI Formtech Holdings, LLC; HHI Funding II, LLC; the second amended and restated limited liability company agreement of HHI Formtech, LLC; and the third amended and restated limited liability company agreement of HHI Holdings, LLC each provide that the managing member of each company shall not be liable, responsible, or accountable, in damages or otherwise, to the company for any act performed by the managing member with respect to or on behalf of each company. Each company shall indemnify its managing member for any act performed by the managing member on behalf of or with respect to each company to the full extent permitted by the Delaware LLC Act. The terms of each company’s limited liability company agreement shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in advance of its final disposition. There shall be a rebuttable presumption that an indemnified claimant is entitled to such indemnification and each company shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

(e) Citation Lost Foam Patterns, LLC and Grede Machining LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of Citation Lost Foam Patterns, LLC and Grede Machining LLC contains no articles, sections, or provisions relating to indemnification.

The limited liability operating agreement of Citation Lost Foam Patterns, LLC and Grede Machining LLC each provide that each company shall indemnify and hold harmless any of its respective member, manager, or officer, and may indemnify and hold harmless any of its respective employees or agents who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of each company, respectively, by reason of the fact that such person is or was a member, officer, employee, or agent of each company, respectively. Such indemnification shall apply against expenses, including attorney’s fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding, if such person acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that such person reasonably believed to be in the best interests of their respective companies and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful. To the extent that a member, officer, employee, or agent of each company has been successful on the merits or otherwise in defense of an action, such person shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided herein.

Any indemnification permitted under the operating agreements of each company, unless ordered by a court, shall be made by each company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made by a vote of the members holding a majority in interest of the total capital of each company of all members who are not parties or threatened to be made parties to the action, suit, or proceeding. Notwithstanding the foregoing to the contrary, no indemnification shall be provided to any member, officer, employee, or agent of each company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to members in violation of the operating agreement or the Delaware LLC Act, or a knowing violation of law.

(f) Cloyes Acquisition Company is incorporated under the laws of Delaware.

The certificate of incorporation of Cloyes Acquisition Company provides for indemnification of any person who is or was or agreed to become a director or officer of the corporation, or is or was serving at the request of the board or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL and any other applicable laws. In addition, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than provided under its certificate of incorporation.

Article VI of the amended and restated bylaws of Cloyes Acquisition Company provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article VI of the amended and restated bylaws of Cloyes Acquisition Company also provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the which such action was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Pursuant to the bylaws, any indemnification under the bylaws shall be made by the corporation, unless ordered by the court, only as authorized in the specific case upon an appropriate determination that indemnification is proper because the indemnified person has met the applicable standard of conduct for such indemnification as set forth in the bylaws.

(g) Grede LLC; Grede II LLC; and Grede Holdings LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of Grede LLC, Grede II LLC and Grede Holdings LLC contains no articles, sections, or provisions relating to indemnification.

The second amended and restated limited liability company agreement of Grede Holdings LLC, the third amended and restated limited liability company agreement of Grede LLC, and the amended and the restated limited liability company agreement of Grede II LLC each provide that, to the fullest extent permitted by applicable law, each company shall indemnify and hold harmless any officer, director, manager, member, shareholder, partner, employee, representative, trustee, or agent of the company or any of its affiliates or a spouse of any of the foregoing from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts incurred by such indemnified person by reason of any act or omission performed or omitted by such person in good faith on behalf of each company and in a manner reasonably believed to be within the scope of their authority. The foregoing is subject to the exception that no such person shall be entitled to be indemnified for costs incurred by reason of fraud, bad faith, willful misconduct, or breach of any agreement with the company with respect to such acts or omissions. Any indemnification shall be provided out of and to the extent of each company’s assets only, and no person as discussed under the indemnification provisions of each company’s limited liability company agreement, shall have any personal liability or any obligation to make any contributions of capital on account thereof. Such indemnification shall be in addition to any other rights to which such person may be entitled under any agreement, as a matter of law or equity or otherwise and shall continue to a person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of each such person. The member of each company shall have the authority to cause their respective company to purchase and maintain insurance as it deems advisable with respect to the indemnification of any person. The indemnification rights and advancement of expenses discussed in the limited liability company agreement of each company shall be limited by and in all events subject to any written agreement between each company and any of its officers.

(h) GSC RIII-Grede LLC and Shop IV Subsidiary Investment (Grede), LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of GSC RIII-Grede LLC and Shop IV Subsidiary Investment (Grede), LLC contains no articles, sections, or provisions relating to indemnification.

The limited liability company agreements of GSC RIII-Grede LLC and Shop IV Subsidiary Investment (Grede), LLC each provide that, to the fullest extent permitted by applicable law, each company shall indemnify, defend, and hold harmless (i) any member, (ii) any affiliate of a member, (iii) any officer, director, manager, shareholder, partner, employee, representative, trustee, or agent of a member or any of its affiliates or a spouse of any of the foregoing, or (iv) any officer, director, manager, shareholder, partner, employee, representative, trustee, or agent of the company or any of its affiliates or a spouse of any of the foregoing from and against any and all losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, orders, decrees, fines, settlements, actions, suits or proceedings in which such person may be involved or to which such person may become subject, in connection with any matter arising out of or in connection with each such company’s business or affairs, the limited liability company agreement, or any related document, unless such loss, claim, damage, liability, expense, judgment, order, decree, fine, settlement or other amount is a result of such person not acting in good faith on behalf of the company. If any such indemnified person becomes involved in any capacity in any such action, suit, proceeding or investigation other than by reason of any act or omission performed or omitted by such person that was not in good faith on behalf of the company, the company will reimburse such person for his or her reasonable legal and other reasonable out-of-pocket expenses (including the cost and investigation and preparation) as they are incurred in connection therewith. Any indemnified person must promptly repay the amount of any reimbursed expenses paid to him or her by the company if it is finally judicially determined that such indemnified person was not entitled to be indemnified by the company in connection with such action, suit, proceeding, or investigation.

(i) Metaldyne, LLC; Metaldyne BSM, LLC; Metaldyne M&A Bluffton, LLC; Metaldyne Sintered Ridgway, LLC; Metaldyne SinterForged Products, LLC; and Punchcraft Machining and Tooling, LLC are limited liability companies under the laws of Delaware.

The articles of organization of each of Metaldyne, LLC; Metaldyne BSM, LLC; Metaldyne M&A Bluffton, LLC; Metaldyne Sintered Ridgway, LLC; Metaldyne SinterForged Products, LLC; and Punchcraft Machining and Tooling, LLC contains no articles, sections, or provisions relating to indemnification.

The limited liability company agreement of each of Metaldyne BSM, LLC; Metaldyne M&A Bluffton, LLC; Metaldyne Sintered Ridgway, LLC; Metaldyne SinterForged Products, LLC; and Punchcraft Machining and Tooling, LLC, and the amended and restated limited liability company agreement of Metaldyne, LLC, provide that, the board, any holder, each controlling person, and any director, officer, or principal of a controlling person of each company shall be entitled to be indemnified and held harmless on an as incurred basis by the respective company, to the fullest extent permitted under the Delaware LLC Act, (including indemnification for negligence) against all losses, liabilities, and expenses, including attorneys’ fees and expenses, arising from claims, actions, and proceedings in which such a person may be involved, as a party or otherwise. The rights of indemnification provided in each company’s limited liability company agreement shall be in addition to any other rights to which a person may be entitled by contract, or as a matter of law and shall extend to his successors and assigns. Each company will pay the expenses of indemnified persons as and when incurred (including attorneys’ fees and expenses) upon the delivery of a written undertaking (reasonably acceptable to each company’s board) to repay such amounts if it is ultimately determined that such person was not entitled to indemnification. This includes expenses incurred in defending any such proceeding in advance of its final disposition. Each company may, to the extent authorized by its board, from time to time grant rights to indemnification and to advance expenses to any of its employees or agents to the extent provided of the provisions in each company’s limited liability company agreement. Such indemnification and advancement of expenses shall not be exclusive of any other right which any person may have or acquire under any statute, company provision, agreement, vote of the holders or disinterested directors, or otherwise.

(j) Metaldyne Powertrain Components, Inc. is incorporated under the laws of Delaware.

The certificate of incorporation of Metaldyne Powertrain Components, Inc. provides that the personal liability of its directors for monetary damages for breach of fiduciary duty is eliminated to the fullest extent permitted by the DGCL.

The bylaws of Metaldyne Powertrain Components provide for indemnification of any person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent under the DGCL. Any proceeding initiated by an indemnified party must be authorized by the board of directors. The right to indemnification includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers. Any indemnification or advance of expenses of a director or officer shall be made promptly, and within 30 days upon written request. If a determination that the director or officer is entitled to indemnification is required and the corporation fails to respond within 60 days to a written request, the corporation shall be deemed to have approved the request. If the corporation wrongfully denies a written request for indemnification or advance of expenses or if full payment pursuant to such request is not properly made within 30 days, the right to indemnification or advances shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification shall also be indemnified. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination that such person failed to meet such standard, shall be a defense to the action or create a presumption the claimant has not met the applicable standard of conduct.

Ohio Registrant: Cloyes Gear and Products, Inc. is incorporated under the laws of Ohio.

In general, Section 1701.13(E) of the Ohio Revised Code authorizes each corporation organized under the laws of the State of Ohio, to indemnify or agree to indemnify its directors, officers, employees, or agents of the corporation, as well as persons serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. With respect to any action brought by or in the right of the corporation to procure a judgment in its favor, indemnification for directors, officers, employees, and other persons must also satisfy the criteria set forth in Section 1701.13(E)(2) that such person is not adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, except in the event that the court of common pleas or the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnification.

Article VI of the Code of Regulations of Cloyes Gear and Products, Inc., an Ohio corporation (“Cloyes”), provides for indemnification of any current or former director or officer, in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement in connection with the defense of any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, to which he or she was, is, or may be a party by reason of his or her status as such director or officer. Article VI of the Code of Regulations of Cloyes also provides that a current or former employee or agent of Cloyes may be provided indemnification, in certain instances, as permitted under Section 1701.13(E), against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement in connection with the defense of any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, to which he or she was, is, or may be a party by reason of his or her status as such employee or agent.

A current or former director or officer shall be, and an employee or agent may be, entitled to indemnification if he or she is successful on the merits or otherwise in the defense of any such action, suit, or proceeding or if a determination is made, pursuant to Article VI of the Code of Regulations, consistent with the requirements of Section 1701.13(E) of the Ohio Revised Code, (1) by the directors of Cloyes acting at a meeting at which a quorum consisting of the directors who neither were nor are parties to or threatened with any such action, suit, or proceeding is present or (2) by the shareholders of Cloyes at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal, that (a) such current or former director, officer, employee, or agent was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his or her duty to Cloyes, (b) he or she acted in good faith in what he or she reasonably believed to be in the best interest in or not opposed to the best interests of Cloyes, and (c) in any matter the subject of a criminal action, suit, or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

The expenses of each director, officer, employee, or agent incurred in defending any such action, suit, or proceeding, whether threatened or actual, may be paid by Cloyes as they are incurred in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by the director, officer, employee, or agent to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification by Cloyes.

Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference at the time of a director’s act or omission in a corporation’s articles of incorporation or code of regulations (which prohibition is not contained in Cloyes’ Articles of Incorporation or Code of Regulations), a corporation shall pay a director’s expenses, including attorneys’ fees, as such expenses are incurred, in defending an action, suit, or proceeding brought against a director in such capacity, whether such action, suit, or proceeding is brought by a third party or by or in the right of the corporation, provided the director or officer delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit, or proceeding.

Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer, employee, or agent of the corporation against any liability asserted against him or her in any such capacity, whether or not the corporation would have power to indemnify him or her under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Wisconsin Registrant: Grede Wisconsin Subsidiaries LLC is a limited liability company under the laws of Wisconsin.

Section 183.0106(2) of the Wisconsin Limited Liability Company Act, as amended, (the “Wisconsin LLC Act”) permits a Wisconsin limited liability company to indemnify a member, manager, employee, officer, or agent or any other person. Section 183.0403(2) of the Wisconsin LLC Act provides that a limited liability company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager.

Provisions relating to indemnification of members and officers of Grede Wisconsin Subsidiaries LLC and other specified persons have been adopted pursuant to Wisconsin law and are contained in Section 9.2 of Grede Wisconsin Subsidiaries LLC’s Limited Liability Company Operating Agreement (“Grede Wisconsin LLC Agreement”). Under the Grede Wisconsin LLC Agreement, the company shall indemnify and hold harmless any member or officer of the company, and may indemnify and hold harmless any employee or agent of the company, who was or is a party to or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, other than an action by or in the right of the company, arising by reason of the fact that such person is, or was, a member, officer, employee, or agent of the company, against expenses, including attorney’s fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding, if the person acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that such person reasonably believed to be in the best interests of the company and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful. To the extent that a member, officer, employee, or agent of the company has been successful on the merits or otherwise in defense of an action, such person shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided in the Grede Wisconsin LLC Agreement.

Any indemnification permitted under the Grede Wisconsin LLC Agreement, unless ordered by a court, shall be made by the company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made by a vote of the members holding a majority in interest of the total capital of the company of all members who are not parties or threatened to be made parties to the action, suit or proceeding. Notwithstanding the foregoing to the contrary, no indemnification shall be provided to any member, officer, employee, or agent of the company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to members in violation of the operating agreement or the Wisconsin LLC Act, or a knowing violation of law.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of July 31, 2014, by and among Metaldyne Performance Group Inc., Grede Merger Sub, LLC, Metaldyne Merger Sub, Inc. and HHI Merger Sub, Inc., ASP Grede Intermediate Holdings LLC, ASP MD Holdings, Inc., and ASP HHI Holdings, Inc. and ASP Grede Holdings LLC (incorporated by reference from Exhibit 2.1 to the Metaldyne Performance Group Inc. Registration Statement on Form S-1 (File No. 333-198316) filed August 22, 2014).

4.1	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Metaldyne Performance Group Inc. Registration Statement on Form S-1/A (File No. 333-198316) filed December 4, 2014).

4.2	Indenture, dated as of October 20, 2014, among the MPG Holdco I Inc., Metaldyne Performance Group Inc., the subsidiary guarantors party thereto and Wilmington Trust National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Metaldyne Performance Group Inc. Registration Statement on Form S-1/A (File No. 333-198316) filed October 29, 2014).

4.3	Form of 7.375% Note (included in Exhibit 4.2).

4.4	First Supplemental Indenture, dated as of January 29, 2015, between Grede LLC and Wilmington Trust National Association, as trustee (incorporated by reference from Exhibit 4.4 to the Metaldyne Performance Group Inc. Annual Report on Form 10-K filed on March 16, 2015).

*4.6	Form of Base Indenture between Metaldyne Performance Group Inc. and the Trustee.

**4.7	Form of Metaldyne Performance Group Inc. Note.

*4.8	Form of Base Indenture between MPG Holdco I Inc. and the Trustee.

**4.9	Form of MPG Holdco I Inc. Note.

**4.10	Form of Warrant.

**4.11	Form of Warrant Agreement.

**4.12	Form of Unit Agreement.

**4.13	Form of Preferred Stock Certificate.

**4.14	Form of Certificate of Designations for Preferred Stock.

*5.1	Opinion of Weil, Gotshal & Manges LLP.

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 to the Metaldyne Performance Group Inc. Annual Report on Form 10-K filed on March 16, 2015).

*23.1	Consent of KPMG LLP, independent accountants.

*23.2	Consent of KPMG, independent accountants, for MDI Financial Statements.

*23.3	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

*23.4	Consent of Weil, Gotshal and Manges LLP (included in Exhibit 5.1).

*23.5	Consent of PricewaterhouseCoopers LLP, independent accountants.

*23.6	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

*24.1	Powers of Attorney (included in the signature pages).

*25.1	Statement of Eligibility and Authorization on Form T-1 of Wilmington Trust, National Association, as trustee.

(*)	Filed herewith.
(**)	To be filed, if necessary, by amendment or on a Current Report on Form 8-K prior to or concurrently with the issuance of the applicable securities

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne Performance Group Inc.

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	Chief Executive Officer

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Metaldyne Performance Group Inc., hereby appoint George Thanopoulos, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer and Assistant Treasurer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Nick Bhambri Nick Bhambri	Director	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Michael Fisch Michael Fisch	Director	January 19, 2016

Signature	Title	Date

/s/ William Jackson William Jackson	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

/s/ John Pearson Smith John Pearson Smith	Director	January 19, 2016

/s/ Jeffrey Stafeil Jeffrey Stafeil	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

MPG Holdco I Inc.

By:	/s/ Mark Blaufuss
Name:	Mark Blaufuss
Title:	Chief Financial Officer and Assistant Treasurer

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of MPG Holdco I Inc., hereby appoint Mark Blaufuss, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2016

/s/ Douglas J. Grimm Douglas J. Grimm	President and Chief Operating Officer	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer and Assistant Treasurer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

Signature	Title	Date

/s/ Nick Bhambri Nick Bhambri	Director	January 19, 2016

/s/ Michael Fisch Michael Fisch	Director	January 19, 2016

/s/ William Jackson William Jackson	Director	January 19, 2016

/s/ John Pearson Smith John Pearson Smith	Director	January 19, 2016

/s/ Jeffrey Stafeil Jeffrey Stafeil	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP Grede AcquisitionCo LLC

By: ASP Grede Intermediate Holdings LLC, as sole member

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned officers and managers of ASP Grede Intermediate Holdings LLC, as sole member of ASP Grede AcquisitionCo LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Manager (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Michael Fisch Michael G. Fisch	Manager	January 19, 2016

/s/ Kevin Penn Kevin Penn	Manager	January 19, 2016

/s/ Loren Easton Loren Easton	Manager	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP Grede Intermediate Holdings LLC

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of ASP Grede Intermediate Holdings LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Manager (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Kevin Penn Kevin Penn	Manager	January 19, 2016

/s/ Loren Easton Loren Easton	Manager	January 19, 2016

/s/ Michael Fisch Michael Fisch	Manager	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP HHI Acquisition Co., Inc.

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP HHI Acquisition Co., Inc., hereby appoint George Thanopoulos, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP HHI Holdings, Inc.

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP HHI Holdings, Inc., hereby appoint George Thanopoulos, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP HHI Intermediate Holdings, Inc.

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP HHI Intermediate Holdings, Inc., hereby appoint George Thanopoulos, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP HHI Intermediate Holdings II, Inc.

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP HHI Intermediate Holdings II, Inc., hereby appoint George Thanopoulos, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP MD Holdings, Inc.

By:	/s/ Mark Blaufuss
Name:	Mark Blaufuss
Title:	Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP MD Holdings, Inc., hereby appoint Mark Blaufuss, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Michael Fisch Michael Fisch	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP MD Intermediate Holdings, Inc.

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP MD Intermediate Holdings, Inc., hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

ASP MD Intermediate Holdings II, Inc.

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of ASP MD Intermediate Holdings II, Inc., hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Bearing Holdings, LLC

By: HHI Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of HHI Holdings, LLC, as sole member of Bearing Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Citation Lost Foam Patterns, LLC

By:	/s/ Todd Heavin
Name:	Todd Heavin
Title:	Chief Operating Officer and Manager

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of Citation Lost Foam Patterns, LLC, hereby appoint Todd Heavin, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Heavin Todd Heavin	Chief Operating Officer and Manager (Principal Executive Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Dan Schipper Dan Schipper	Chief Financial Officer and Manager (Principal Financial Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Cloyes Acquisition Company

By:	/s/ M. Trevor Myers
Name:	M. Trevor Myers
Title:	President and Chief Executive Officer

* * * *

POWER OF ATTORNEY

The undersigned director and officers of Cloyes Acquisition Company, hereby appoint M. Trevor Myers, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Trevor Myers M. Trevor Myers	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2016

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Cloyes Gear and Products, Inc.

By:	/s/ M. Trevor Myers
Name:	M. Trevor Myers
Title:	President and Chief Executive Officer

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Cloyes Gear and Products, Inc., hereby appoint M. Trevor Myers, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Trevor Myers M. Trevor Myers	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2016

/s/ John Campbell John Campbell	Vice President and Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ George Thanopoulos George Thanopoulos	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Cloyes Gear Holdings, LLC

By: Gearing Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Gearing Holdings, LLC, as sole member of Cloyes Gear Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Forging Holdings, LLC

By: HHI Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of HHI Holdings, LLC, as sole member of Forging Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Gearing Holdings, LLC

By: HHI Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of HHI Holdings, LLC, as sole member of Gearing Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Grede Holdings LLC

By: ASP Grede AcquisitionCo LLC, as managing member

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned officers of ASP Grede AcquisitionCo LLC, as sole member of Grede Holdings LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Grede LLC

By: Grede Holdings LLC, as sole member

By:	/s/ Todd Heavin
Name:	Todd Heavin
Title:	Vice-President

* * * *

POWER OF ATTORNEY

The undersigned officers of Grede Holdings LLC, as sole member of Grede LLC, hereby appoint Todd Heavin, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Heavin Todd Heavin	Vice-President (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Grede II LLC

By: Grede Holdings LLC, as sole member

By:	/s/ Todd Heavin
Name:	Todd Heavin
Title:	Vice-President

* * * *

POWER OF ATTORNEY

The undersigned officers of Grede Holdings LLC, as sole member of Grede II LLC, hereby appoint Todd Heavin, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Heavin Todd Heavin	Vice-President (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Grede Machining LLC

By: Grede II LLC, as sole member

By:	/s/ Todd Heavin
Name:	Todd Heavin
Title:	Chief Operating Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Grede II LLC, as sole member of Grede Machining LLC, hereby appoint Todd Heavin, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Heavin Todd Heavin	Chief Operating Officer (Principal Executive Officer)	January 19, 2016

/s/ Dan Schipper Dan Schipper	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Grede Wisconsin Subsidiaries LLC

By: Grede II LLC, as sole member

By:	/s/ Todd Heavin
Name:	Todd Heavin
Title:	Chief Operating Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Grede II LLC, as sole member of Grede Wisconsin Subsidiaries LLC, hereby appoint Todd Heavin, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Heavin Todd Heavin	Chief Operating Officer (Principal Executive Officer)	January 19, 2016

/s/ Dan Schipper Dan Schipper	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

GSC RIII-Grede LLC

By: ASP Grede AcquisitionCo LLC, as sole member

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned officers of ASP Grede AcquisitionCo LLC, as sole member of GSC RIII-Grede LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Hephaestus Holdings, LLC

By: Forging Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Forging Holdings, LLC, as sole member of Hephaestus Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

HHI Forging, LLC

By: Hephaestus Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Hephaestus Holdings, LLC, as sole member of HHI Forging, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

HHI FormTech, LLC

By: HHI FormTech Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of HHI FormTech Holdings, LLC, as sole member of HHI FormTech, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

HHI FormTech Holdings, LLC

By: Hephaestus Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Hephaestus Holdings, LLC, as sole member of HHI FormTech Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

HHI Funding II, LLC

By: Hephaestus Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Hephaestus Holdings, LLC, as sole member of HHI Funding II, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

HHI Holdings, LLC

By: ASP HHI Acquisition Co., Inc., as sole member

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned officers ASP HHI Acquisition Co., Inc., as sole member of HHI Holdings, LLC, hereby appoint George Thanopoulos, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Thanopoulos George Thanopoulos	President and Director (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Treasurer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Impact Forge Group, LLC

By: Impact Forge Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Impact Forge Holdings, LLC, as sole member of Impact Forge Group, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Impact Forge Holdings, LLC

By: HHI Forging, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of HHI Forging, LLC, as sole member of Impact Forge Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Jernberg Holdings, LLC

By: HHI Forging, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of HHI Forging, LLC, as sole member of Jernberg Holdings, LLC hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Jernberg Industries, LLC

By: Jernberg Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Jernberg Holdings, LLC, as sole member of Jernberg Industries, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Kyklos Bearing International, LLC

By: Kyklos Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Kyklos Holdings, LLC, as sole member of Kyklos Bearing International, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Kyklos Holdings, LLC

By: Bearing Holdings, LLC, as sole member

By:	/s/ John Campbell
Name:	John Campbell
Title:	Vice-President and Chief Financial Officer

* * * *

POWER OF ATTORNEY

The undersigned officers of Bearing Holdings, LLC, as sole member of Kyklos Holdings, LLC, hereby appoint John Campbell, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

MD Investors Corporation

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of MD Investors Corporation, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Director (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne BSM, LLC

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of Metaldyne BSM, LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance and Manager (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Tom Lehman Tom Lehman	Manager	January 19, 2016

/s/ Ivan Martinez Ivan Martinez	Manager	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne M&A Bluffton, LLC

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of Metaldyne M&A Bluffton, LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance and Manager (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ William Dickey William Dickey	Manager	January 19, 2016

/s/ Ben Schmidt Ben Schmidt	Manager	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne Powertrain Components, Inc.

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Metaldyne Powertrain Components, Inc., hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance and Director (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ William Dickey William Dickey	Director	January 19, 2016

/s/ Ben Schmidt Ben Schmidt	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne Sintered Ridgway, LLC

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of Metaldyne Sintered Ridgway, LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance and Director (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ George Lanni George Lanni	Director	January 19, 2016

/s/ Ben Schmidt Ben Schmidt	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne SinterForged Products, LLC

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of Metaldyne SinterForged Products, LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance and Manager (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ George Lanni George Lanni	Manager	January 19, 2016

/s/ Ben Schmidt Ben Schmidt	Manager	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Metaldyne, LLC

By: MD Investors Corporation, as sole member

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned officers and directors of MD Investors Corporation, as sole member of Metaldyne, LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President and Director (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ Kevin Penn Kevin Penn	Director	January 19, 2016

/s/ Loren Easton Loren Easton	Director	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Punchcraft Machining and Tooling, LLC

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

* * * *

POWER OF ATTORNEY

The undersigned managers and officers of Punchcraft Machining and Tooling, LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ David Gann David Gann	Director of Finance and Manager (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ William Dickey William Dickey	Manager	January 19, 2016

/s/ Ben Schmidt Ben Schmidt	Manager	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

Shop IV Subsidiary Investment (Grede), LLC

By: ASP Grede AcquisitionCo LLC, as sole member

By:	/s/ Douglas J. Grimm
Name:	Douglas J. Grimm
Title:	President

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POWER OF ATTORNEY

The undersigned director and officers of ASP Grede AcquisitionCo LLC, as sole member of Shop IV Subsidiary Investment (Grede), LLC, hereby appoint Douglas J. Grimm, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Grimm Douglas J. Grimm	President (Principal Executive Officer)	January 19, 2016

/s/ Mark Blaufuss Mark Blaufuss	Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 19, 2016.

The Mesh Company, LLC

By: Cloyes Gear and Products, Inc., as sole member

By:	/s/ M. Trevor Myers
Name:	M. Trevor Myers
Title:	President and Chief Executive Officer

* * * *

POWER OF ATTORNEY

The undersigned director and officers of Cloyes Gear and Products, Inc., as sole member of The Mesh Company, LLC, hereby appoint M. Trevor Myers, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Trevor Myers M. Trevor Myers	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2016

/s/ John Campbell John Campbell	Vice-President and Chief Financial Officer (Principal Financial Officer)	January 19, 2016

/s/ Jan van Dijk Jan van Dijk	Treasurer (Principal Accounting Officer)	January 19, 2016

/s/ George Thanopoulos George Thanopoulos	Director	January 19, 2016

Exhibit Index

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of July 31, 2014, by and among Metaldyne Performance Group Inc., Grede Merger Sub, LLC, Metaldyne Merger Sub, Inc. and HHI Merger Sub, Inc., ASP Grede Intermediate Holdings LLC, ASP MD Holdings, Inc., and ASP HHI Holdings, Inc. and ASP Grede Holdings LLC (incorporated by reference from Exhibit 2.1 to the Metaldyne Performance Group Inc. Registration Statement on Form S-1 (File No. 333-198316) filed August 22, 2014).

4.1	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Metaldyne Performance Group Inc. Registration Statement on Form S-1/A (File No. 333-198316) filed December 4, 2014).

4.2	Indenture, dated as of October 20, 2014, among the MPG Holdco I Inc., Metaldyne Performance Group Inc., the subsidiary guarantors party thereto and Wilmington Trust National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Metaldyne Performance Group Inc. Registration Statement on Form S-1/A (File No. 333-198316) filed October 29, 2014).

4.3	Form of 7.375% Note (included in Exhibit 4.2).

4.4	First Supplemental Indenture, dated as of January 29, 2015, between Grede LLC and Wilmington Trust National Association, as trustee (incorporated by reference from Exhibit 4.4 to the Metaldyne Performance Group Inc. Annual Report on Form 10-K filed on March 16, 2015).

*4.6	Form of Base Indenture between Metaldyne Performance Group Inc. and the Trustee.

**4.7	Form of Metaldyne Performance Group Inc. Note.

*4.8	Form of Base Indenture between MPG Holdco I Inc. and the Trustee.

**4.9	Form of MPG Holdco I Inc. Note.

**4.10	Form of Warrant.

**4.11	Form of Warrant Agreement.

**4.12	Form of Unit Agreement.

**4.13	Form of Preferred Stock Certificate.

**4.14	Form of Certificate of Designations for Preferred Stock.

*5.1	Opinion of Weil, Gotshal & Manges LLP.

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 to the Metaldyne Performance Group Inc. Annual Report on Form 10-K filed on March 16, 2015).

*23.1	Consent of KPMG LLP, independent accountants.

*23.2	Consent of KPMG, independent accountants, for MDI Financial Statements.

*23.3	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

*23.4	Consent of Weil, Gotshal and Manges LLP (included in Exhibit 5.1).

*23.5	Consent of PricewaterhouseCoopers LLP, independent accountants.

*23.6	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

*24.1	Powers of Attorney (included in the signature pages).

*25.1	Statement of Eligibility and Authorization on Form T-1 of Wilmington Trust, National Association, as trustee.

(*)	Filed herewith.
(**)	To be filed, if necessary, by amendment or on a Current Report on Form 8-K prior to or concurrently with the issuance of the applicable securities.